Exhibit (a)(vi)

TEKLA WORLD HEALTHCARE FUND

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, Lucinda H. Stebbins retired as a Trustee of Tekla World Healthcare Fund (“The Fund”), effective June 10, 2021, the Fund issues this notice in accordance with the terms of the Declaration of Trust of the Fund, dated March 5, 2015 and filed with the Secretary of State of the Commonwealth of Massachusetts on March 9, 2015, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee retirement, the six Trustees of Tekla World Healthcare Fund are:

Jeffrey A. Bailey	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02109

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Oleg M. Pohotsky	100 Federal Street, 19th Floor
Boston, MA 02110

William S. Reardon	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 16th day of June, 2021, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary